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                                                                    EXHIBIT 10.7


                           SERVICE PROVIDER AGREEMENT



         THIS AGREEMENT dated the 15th day of March 1999 is made between:

         1. DOLPHIN TELECOMMUNICATIONS LIMITED whose principal place of business is The Crescent, Jays Close, Basingstoke, Hants RG22 4BS ("Dolphin").

         2. HUGO INTERNATIONAL LTD. whose principal place of business is at 6 Waterside Drive, Langley Business Park, Langley, Slough, SL3 6EZ (the "Service Provider").

         WHEREAS Dolphin has been granted a Licence (as hereinafter defined) to operate a nation-wide mobile radio telecommunications system as specifically described in such Licence; and wishes to grant to the Service Provider certain non-exclusive rights to promote the use of the System (as hereinafter defined) within the Coverage Area (as hereinafter defined) and to grant access to the System to Subscribers (as hereinafter defined), all on the terms and conditions as follow; and

         WHEREAS the Service Provider wishes to accept such grant and provide to Subscribers Services (as hereinafter defined) made available by means of the System.

         NOW IT IS HEREBY AGREED:


         1.       DEFINITIONS

                  In this Agreement, the following words and expressions shall (unless the context otherwise requires) have the following meanings:

                  1.1      "Licences"               licences granted to Dolphin
                                                    by the Secretary of State
                                                    under the Telecommunications
                                                    Act 1984 ("T.Act Licence)
                                                    and a licence to operate a
                                                    TETRA Network granted to
                                                    Dolphin by the Secretary of
                                                    State under the Wireless
                                                    Telegraphy Act 1949
                                                    ("W.T.Act License");

                  1.2      "System"                 the telecommunications
                                                    system specified in the
                                                    W.T.Act Licence;

                  1.3      "T. Act"                 the Telecommunications Act
                                                    1984 and any regulations
                                                    thereunder;

                  1.4      "W.T.Act"                the Wireless Telegraphy Act
                                                    1949 and any
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                                                    regulations thereunder;


                  1.5      "Schedule of Charges"    the Schedule of Charges for
                                                    telecommunication services
                                                    as published by Dolphin from
                                                    time to time;

                  1.6      "Services"               such telecommunication
                                                    services as may be available
                                                    from time to time by means
                                                    of the System;

                  1.7      "Coverage Area"          the approximate area shown
                                                    in such coverage maps within
                                                    the United Kingdom as may be
                                                    published by Dolphin from
                                                    time to time;

                  1.8      "Subscriber"             the individual recipient of
                                                    the Services who is
                                                    authorized by the Service
                                                    Provider to use a Subscriber
                                                    Number (as hereinafter
                                                    defined);

                  1.9      "Subscriber Number"      such number(s) to be used by
                                                    the Subscriber for the
                                                    purposes of obtaining the
                                                    Services;

                  1.10     "Subscriber Equipment"   any mobile, transportable,
                                                    portable or fixed mobile
                                                    station apparatus which is
                                                    approved under the T.Act
                                                    and/or W.T.Act as applicable
                                                    for use on the System;

                  1.11     "Registration"           the process whereby the
                                                    relevant networks cause the
                                                    System to provide those
                                                    Services to which a
                                                    Subscriber elects to
                                                    subscribe to a Subscriber
                                                    Number. The words "Register"
                                                    and "Registered" shall be
                                                    construed accordingly;

                  1.12     "Agreement"              this agreement made between
                                                    Dolphin and the Service
                                                    Provider relating to the
                                                    provision of the Services
                                                    and to which the Schedules
                                                    of Charges and these terms
                                                    and conditions apply; and

                  1.13     "Agreement Period"       the period of this Agreement
                                                    as defined in Section 2.

                  Words in the singular shall include the plural and vice versa where the context requires or admits.

                  References to sections shall be to the section numbers of this Agreement.

                  References to any statute or statutory instrument shall include any re-enactments, modifications or amendments thereto for the time being in force.




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         2.       DURATION

                  This Agreement shall commence on the date hereof and shall continue for an initial period of three (3) years and thereafter until such time as it shall be terminated by Dolphin upon the giving of at least two (2) years notice in writing to the Service Provider (subject to the provisions for earlier termination contained in section 8).


         3.       LICENCES

                  The Service Provider shall at its own expense obtain in its own name any licence required by the T.Act and/or the W.T.Act.


         4.       GRANT OF RIGHT

                  Dolphin grants to the Service Provider the non-exclusive right during the term of this Agreement to provide the Services to Subscribers by means of the System.


         5.       UNDERTAKINGS OF THE SERVICE PROVIDER

                  The Service Provider hereby undertakes to Dolphin during the term of this Agreement:

                  5.1 to use its best endeavors to promote the Services and not to do anything which would reasonably be regarded as inconsistent with this obligation;

                  5.2 to provide its services (including the Services) to Subscribers in respect of the System in a proper and efficient manner;

                  5.3 to employ such numbers of qualified management, sales and technical personnel as will provide proper demonstration, sales, advisory, repair and other relevant services (including Services) to Subscribers and potential Subscribers to the System;

                  5.4 to comply with the requirements of the United Kingdom legislation and regulations relating to telecommunications; not to use the Services for improper or unlawful purposes; not to cause the quality of the Services to be impaired; not to cause the services of other Service Providers to be impaired; and to impose binding obligations on its Subscribers to comply with these undertakings and so far as it is possible to ensure compliance by its Subscribers therewith;

                  5.5 to comply with any code of practice issued pursuant to the Licences and with any requirement under such Licences applicable to Service Providers,

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                           in particular any requirements related to
                           confidentiality of Subscriber information;

                  5.6 to provide Dolphin with such information and co-operation (including in particular a quarterly forecast of subscriber activations and disconnections) that Dolphin may reasonably require and comply with all reasonable directions issued by Dolphin with respect to the use of the Services;

                  5.7 to ensure in respect of all Subscriber Equipment supplied by it that the proposed Subscriber is properly instructed in the operation thereof and to arrange repair, maintenance and after sales service to a standard acceptable to Dolphin;

                  5.8 as required by the T.Act Licence and/or the W.T.Act Licence and as published by Dolphin within its Service Provider codes of practice to provide within the terms and conditions of the contract between the Service Provider and its Subscribers, an inexpensive arbitration procedure by which disputes with its Subscribers can be resolved;

                  5.9 to characterize as "proposed" or "projected" and not otherwise, to its Subscribers or potential Subscribers, the "proposed" or "projected" System coverage and Services characterized as such by Dolphin in its publications from time to time;

                  5.10 not to promote any rival service or system in preference to the Services and the System nor to unfairly discount any such service or system so as to promote sales of that service or system in preference to the Services and the System; and

                  5.11 to accept as Subscribers without unfair discrimination and upon the standard terms and conditions of trade of the Service Provider from time to time, customers who have acquired equipment approved under the T.Act and/or W.T.Act other than from the Service Provider for use in connection with the System.


         6.       UNDERTAKINGS OF DOLPHIN

                  Dolphin hereby undertakes to the Service Provider during the term of this Agreement:

                  6.1 to operate and maintain the System retaining the right without liability to the Service Provider, to modify, expand, improve, suspend, maintain or repair the System or the Services even if this requires suspension of operation of such;


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                  6.2      to give to the Service Provider non-binding periodic
                           forecasts, proposals and projections of the coverage of the System and the Services to be offered thereon; and

                  6.3 to provide to the Service Provider such technical advice, assistance and information related to the operation of the System as the Service Provider may reasonably request. Dolphin reserves the right at its sole discretion to make reasonable charges for the provision of such technical advice, assistance and information as it considers to be beyond that which it would normally provide without charge.


         7.       CHARGES AND PAYMENT

                  7.1 The Service Provider shall pay in respect of its Subscribers, whether or not the Service Provider has received payment from its Subscribers, the charges of Dolphin as set out in the Schedule of Charges as published from time to time corresponding to those Services for which each Subscriber Number is registered. Dolphin reserves the right to modify the Schedule of Charges at any time and will provide thirty days notice to the Service Provider of each such modification, provided that this right shall not be exercised unreasonably.

                  7.2 Charges shall be incurred in respect of each Subscriber Number from the date of Registration.

                  7.3 The charges set out in the Schedule of Charges shall be payable to Dolphin by the Service Provider at the times and in the manner set out therein.

                  7.4 If the Service Provider fails to pay any such charge by the due date for payment then Dolphin shall have the right to charge interest at the rate of four (4) per cent above the then base rate of National Westminster Bank plc from the date such charge falls due until the actual date of receipt of payment by Dolphin.

                  7.5 Dolphin may at any time as a condition of the provision or continuance of provision of the Services to the Service Provider require security for payment in the form of bank guarantees or otherwise to the extent Dolphin at its sole discretion deems appropriate, provided that this right shall not be exercised unreasonably. Failure to provide such security shall be deemed to be a breach of this Agreement by the Service Provider.



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         8.       TERMINATION

                  8.1 This Agreement shall terminate within the Agreement Period automatically and without notice:

                           (i) in the event either of the Licences or any other licence in the name of Dolphin relating to the operation of the System or any modification or replacement thereof expires, is revoked, or is terminated; or

                           (ii) in the event either party shall become insolvent or if a receiver is appointed in respect of its assets or if any order shall be made or a resolution passed for its winding up (other than a members voluntary winding up for purposes of amalgamation or reconstruction).

                  8.2 The Service Provider shall have the right to terminate this Agreement within the Agreement Period by prior written notice to Dolphin:

                           (i) in the event Dolphin shall commit a material breach of any of the obligations on its part to be performed and (in the case of a breach capable of remedy) shall fail to remedy the same within thirty (30) days after notice is given to Dolphin by the Service Provider requiring such remedy; or

                           (ii) for convenience of the Service Provider upon ninety (90) days prior written notice to Dolphin.

                  8.3 Dolphin shall have the right to terminate this Agreement within the Agreement Period by prior written notice to the Service Provider:

                           (i) in the event any payment becoming due to Dolphin is in arrears for thirty (30) days after the same shall become payable;

                           (ii) in the event the Service Provider shall commit a material breach of any of the obligations on its part to be performed and (in the case of a breach of remedy) shall fail to remedy the same within thirty (30) days after notice is given to the Service Provider by Dolphin requiring such remedy; or

                           (iii) in the event that sales levels fall below the minimum sales criteria agreed between the parties at the time of the execution of this Agreement or such other criteria as are agreed between the parties from time to time, by more than 10% over three successive months.



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         9.       RESULT OF TERMINATION

                  9.1 Upon the expiry or termination of this Agreement (howsoever caused) all monies then due from the Service Provider to Dolphin shall become immediately due and payable. Additionally the Service Provider shall immediately discontinue any use of the names "Dolphin" and all other trade names, signs, cards notices and other display or advertising matter indicative of Dolphin, or of its business or Services and shall make or cause to be made such changes in trade names, signs, cards, notices and other display or advertising matter so as to distinguish effectively its business from the subject matter of this Agreement.

                  9.2 Upon the expiry or termination of this Agreement (howsoever caused) but notwithstanding the termination of this Agreement by Dolphin under Sub-section 8.3(i), (ii) or (iii) or by the Service Provider under Section 8.2(ii), the Service Provider shall use its best endeavor to assign its Subscribers (and contracts with Subscribers for the Services) to another Service Provider of Dolphin, or to Dolphin or any of its subsidiary or associated companies as instructed by Dolphin, and shall provide accordingly in its agreements with its Subscribers. At any time either before or after expiry or termination of this Agreement, upon Dolphin's request, the Service Provider shall provide Dolphin with copies of the Service Provider's agreements with its Subscribers evidencing such provision. At any time, either before or after expiry or termination of this Agreement, Dolphin may write to the Service Provider's present and former Subscribers to advise them of all other Service Providers of Dolphin or of its subsidiaries or associated companies from whom the Subscribers may obtain the Services after expiry or termination of this Agreement; and Dolphin or such subsidiaries or associated companies may themselves provide Services to the Subscribers or make arrangements for another Service Provider to provide services to the Subscribers.

                  9.3 Expiry or termination of this Agreement shall be without prejudice to any claims or remedies that Dolphin may have against the Service Provider and vice versa accrued up to the date of expiry or termination or available by reason of a breach of Sections 9.2 or 14.


         10.      PROVISION OF SERVICES

                  10.1 The Services shall comprise such Services provided at such times, during such periods, in such circumstances and by such means as Dolphin may from time to time consider reasonably appropriate.

                  10.2 Dolphin shall use all reasonable endeavors to provide the Services in accordance with any specifications and to any timescales issued by

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                           Dolphin from time to time but Dolphin cannot
                           guarantee that such provision will be fault free nor that it will precisely meet such timescales.

                  10.3     Dolphin reserves the right:

                           (i) having given reasonable notice, to change the number allocated to a Service Provider's Subscriber or any other code or number whatsoever allocated by Dolphin from time to time for use in connection with the enjoyment of Services from the System;

                           (ii) in the event of war or the proclamation of an emergency, to cease summarily to provide Services or to temporarily suspend service to the Service Provider and/or its Subscribers.

                  10.4 Dolphin shall give such instructions concerning the use of Services as it considers appropriate from time to time in the interests of safety, of the quality of the Services, of other Service Providers and/or Subscribers or of the System as a whole, and any such instructions shall, while they are in force be deemed to form part of this Agreement. Dolphin shall take such steps as it considers appropriate to bring such instructions to the notice of the Service Provider and its Subscribers.


         11.      ALLOCATION AND REGISTRATION OF SUBSCRIBER NUMBERS

                  11.1 Upon the request of the Service Provider and subject to available System capacity, Dolphin shall allocate a Subscriber Number for a Subscriber and Register that Subscriber Number and the Services relating thereto onto the System as soon as is reasonably practicable.

                  11.2 Upon the request of the Service Provider Dolphin will reserve additional contiguous Subscriber Numbers for a Subscriber to allow for future growth. Dolphin reserves the right to charge for further Subscriber Numbers reserved.

                  11.3 Only those Services which the Service Provider specifically requests shall be included within the Registration.

                  11.4 The Service Provider shall provide to Dolphin information related to the Subscriber using such Subscriber Number in the format of the Service Order Form attached to this Agreement or as modified by Dolphin from time to time. Such information shall not be used by Dolphin for any purposes other than that related to the operation of the System and compliance with the requirements of the Licences without the prior written consent of the Service Provider.


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                  11.5     Once allocated by Dolphin, the Service Provider shall
                           not transfer or reallocate a Subscriber Number between its Subscribers, nor shall it assign or transfer a Subscriber Number to a third party without prior written consent of Dolphin which consent shall not be unreasonably withheld. The ownership of Subscriber Numbers allocated to the Service Provider shall at all times be vested in Dolphin. Under no circumstances may the Service Provider or its Subscribers duplicate a Subscriber Number, registered by Dolphin, for use on more than one piece of Subscriber Equipment at the same time.


         12.      CONNECTION OF OTHER TELECOMMUNICATIONS SYSTEMS AND APPARATUS

                  12.1 Dolphin shall at the written request of the Service Provider and subject to the terms and conditions of this Agreement, permit the connection to the System of any telecommunications system or apparatus, which is not a Specified Public Telecommunications System as defined in the T.Act Licence, provided always that:

                           (i) such telecommunications system or apparatus shall be shown to comply with the Relevant Standards (as hereinafter defined) or where none exists Dolphin's standards for the time being in force and shall have any licences and approvals which may be necessary under the provisions of the T.Act and/or the W.T.Act;

                           (ii) such telecommunications system or apparatus shall be shown to comply with the T.Act and/or the W.T.Act or any other statutory provision for the time being in force; and

                           (iii) the Service Provider shall not make any alteration to such telecommunication system or apparatus once connected to the System without the prior written agreement of Dolphin.

                  12.2 Dolphin will permit any connection so made to remain until the expiry or termination or expiry of this Agreement or until such earlier date as the Service Provider may request except that Dolphin shall have the right summarily to disconnect any such connection where:

                           (i) such telecommunication system or apparatus which conformed at any Relevant Standard or where none exists the Network Operator's standards in force at the time of connection to the System, has ceased to do so and does not conform to any new Relevant Standard or where none exists the Network Operator's standards which may become applicable from time to time; or


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                           (ii)     such telecommunication system or apparatus
                                    is in the opinion of Dolphin liable to cause death of, or personal injury to, or damage to the property of Dolphin and its employees or any person involved in the running of the System or materially to impair the quality of the Services provided by means of the System and the Director General of Telecommunications has not expressed a contrary opinion.

                  12.3 In this condition "RELEVANT STANDARDS" means any standard which may be specified in a licence granted under the W.T.Act and/or the T.Act for the running of a system to which this condition applies.


         13.      LIMITATION OF LIABILITY

                  13.1 For the avoidance of doubt Dolphin has no obligation or duty or liability in contract, tort, for breach of statutory duty or otherwise beyond that of a duty to exercise reasonable skill and care in the provision of the System.

                  13.2 In any event, Dolphin undertakes no liability whatever whether in contract, tort, negligence, for breach of statutory duty or otherwise for the acts or omissions of other providers of telecommunications services or systems or for fault in or failures of their apparatus.

                  13.3 Dolphin shall not be liable to the Service Provider for any costs, damages or losses incurred or sustained by it arising from operation or any failure whatsoever of the System or failure by Dolphin to operate or the suspension or non-availability of the System.

                  13.4 The Service Provider shall indemnify Dolphin and hold it harmless in respect of any claims, costs, losses or damages incurred by Dolphin in relation to any claim brought by any Subscriber, third party, or by any customer or employee of the Service Provider in respect of the operation or failure of operation of any kind of the System or arising directly or indirectly from any breach of, or non-compliance with the terms of this Agreement by the Service Provider or in respect of any damage caused to the System by the Service Provider and/or its Subscribers.

                  13.5 In any event Dolphin liability in contract, tort, negligence, for breach of statutory duty or otherwise arising by reason of or in connection with this Agreement or howsoever otherwise shall be limited to pound sterling 1,000,000 for any one incident or series of incidents and pound sterling 2,000,000 for any series of incidents related or unrelated in any period of 12 months.

                  13.6 Each provision of this condition is to be construed as a separate limitation applying and surviving even if for any reason one or other of the said provisions is held inapplicable or unreasonable in any circumstance and

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                           shall remain in force notwithstanding the expiry or
                           termination of this Agreement.

                  13.7 Nothing in this clause shall exclude or restrict liability for death or personal injury resulting from Dolphin's own negligence.


         14.      CONFIDENTIALITY

                  All business or technical information disclosed by either party ("DISCLOSING PARTY") to the other ("RECEIVING PARTY") shall be treated as confidential unless expressly stated otherwise in writing and shall not be disclosed to third parties by the receiving party unless required to be disclosed by the terms of government licence or regulation under which Dolphin operates the System without prior written consent of the disclosing party, provided that information shall not be regarded as confidential if (a) it is authorized to be disclosed by the disclosing party or (b) it is already known by the receiving party, or (c) it is disclosed by a third party without a breach of confidence, or (d) it is in the public domain. This undertaking shall survive the expiry or termination of this Agreement for a period of five years from the date of such expiry or termination.


         15.      INTELLECTUAL PROPERTY RIGHTS

                  15.1 The Service Provider shall be under an obligation to promote the Services using the "Dolphin" trademark and logo provided always that the Service Provider shall comply with such guide-lines and directions issued by Dolphin from time to time in connection with such trademark and logo and enter into such agreements as may from time to time be required by Dolphin in order to protect the rights of Dolphin therein.

                  15.2 All intellectual property rights to the System and the Services (whether copyright, patents, registered designs, trademarks or similar rights) shall be retained by Dolphin and the Service Provider shall acquire no rights therein by reason of providing the Services to Subscribers, by virtue of this Agreement, by principles of estoppel, or otherwise.

                  15.3 All intellectual property rights in the Service Provider's services, other than the Services (whether copyright, patents, registered designs, trademarks or similar rights) shall be retained by the Service Provider and Dolphin shall acquire no rights therein by virtue of this Agreement.


         16.      RELATIONSHIPS

                  16.1 This Agreement governs the provision of the Services by means of the System to the Service Provider to the exclusion of all other written or

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                           verbal representations, statements, understandings,
                           negotiations, proposals or agreements.

                  16.2 It is hereby agreed and acknowledged that there shall be no contractual relationship between Dolphin and the Service Provider's Subscribers by virtue of the registration by Dolphin of Subscribers as users of the System and the use of the System by Subscribers except insofar as is necessary for Dolphin to comply with the T.Act License and/or the W.T.Act License.

                  16.3 The Service Provider shall not represent itself to be the agent of Dolphin for any purpose and shall not pledge the credit of Dolphin nor incur any other obligations or liabilities or make any promise or representations on behalf of Dolphin. This Agreement shall not create a partnership between the parties hereto.

                  16.4 The Service Provider shall ensure that no term or condition contained in any agreement with its Subscribers shall contravene the conditions of this Agreement, and shall be responsible for the making of charges to Subscribers and collection thereof in respect of Services.


         17.      TAXES

                  The Service Provider shall be responsible for and shall indemnify Dolphin and hold it harmless against all taxes, levies and other payments of a similar nature (and in particular against all defaults of the same) imposed by any present or future law of the United Kingdom or elsewhere which may become payable (howsoever arising) as a result of the Service Provider providing any service to any Subscriber dependant on or relating to the Services. Such indemnity shall not include the licence fees payable by Dolphin under the Licences or any tax on, or assessed by reference to, the profits of Dolphin.


         18.      FORCE MAJEURE

                  Neither Dolphin nor the Service Provider shall be under any liability for any breach of any provision of this Agreement or any other failure hereunder if and to the extent that such breach or failure is as a result of Acts of God, war (whether declared or not), sabotage, riot, explosion, Government control, restrictions or prohibitions or any other Government act or omission whether local or national, requirement to act in accordance with the Licences, act or default of any supplier, agent, or subcontractor, industrial disputes of any kind, physical obstacles or atmospheric conditions or any other cause beyond the reasonable control of either party.


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         19.      WAIVER

                  Any concession or waiver allowed by Dolphin to the Service Provider shall only be valid if given by Dolphin in writing and shall neither prevent Dolphin from exercising any of its rights nor prejudice Dolphin's rights to take any subsequent action.


         20.      NOTICES

                  Any notice required or permitted to be given under this Agreement shall be in writing and may be given by any means reasonably calculated to reach the other party including, without limiting the generality of the foregoing, telex or first class post addressed to such party at its address as stated in this Agreement or such other address as shall have been notified to the first party as being the address for the receipt of such notices. Such notice if given by first class post shall be deemed to have been delivered not later than the second day after posting.


         21.      HEADINGS AND INTERPRETATIONS

                  21.1 The headings in this Agreement shall not be deemed to be part hereof or be taken into consideration in the interpretation of construction of this Agreement.

                  21.2 If any of the works or provisions of this Agreement shall be deemed to be invalid for any reason then they shall be read as if the invalid provisions had to that extent been deleted therefrom and the validity of the remaining provisions of this Agreement shall not be affected thereby.


         22.      ASSIGNMENT OF AGREEMENT

                  This Agreement shall not be assigned either in whole or in part by the Service Provider to any third party except with Dolphin's prior written consent and in any event any purported assignment of this Agreement shall not have any force and effect unless such assignment is to another Service Provider which has a subsisting Service Provider Agreement with Dolphin or associated companies.


         23.      SUB-CONTRACTING

                  The Service Provider shall not sub-contract or delegate the performance of any of its obligations under this Agreement without the prior written consent of Dolphin. Such consent shall not be unreasonably withheld where, in the opinion of Dolphin, the sub-contractor or delegate is sound and reputable.

         24.      VARIATION

                  Subject to the notification and publication provisions of the Licence Dolphin shall have the right at any time to make amendments or variations to this Agreement:

                  24.1 of a minor nature which are reasonably appropriate for the provision of the Services; or

                  24.2 reasonably considered by Dolphin (after consultation with the Office of Telecommunications) to be made necessary by any provision of the Licences or changes thereof.

                  Any amendments or variations referred to above shall take effect immediately upon publication by Dolphin.


         25.      GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with English Law.

         IN WITNESS WHEREOF the hands of the duly authorized representative of the parties the day, month and year first above written.


         Signed by:                                      Mark Pearson
                                             ----------------------------------

         Signature:                                    /s/ Mark Pearson
                                             ----------------------------------

         For and on behalf of:               Dolphin Telecommunications Limited


         In the presence of:                            Philip Russell
                                             ----------------------------------

                                             ----------------------------------



         Signature of Witness:                        /s/ Philip Russell
                                             ----------------------------------



         Signed by:                                      D.W. Foden
                                             ----------------------------------

         Signature:                                     /s/ D.W. Foden
                                             ----------------------------------

         For and on behalf of:                      Hugo International Ltd.
                                             ----------------------------------


         In the presence of:                             David Domour
                                             ----------------------------------

                                             ----------------------------------


         Signature of Witness:                         /s/ David Domour
                                             ----------------------------------